Exhibit 77Q1(e)(1) to ACSAA 05.31.2010 NSAR

1.  Interim Management Agreement with American Century Investment
Management, Inc., effective as of February 16, 2010 (filed
electronically as Exhibit (d)(1) to Post-Effective Amendment
No. 27 to the Registrant’s Registration Statement on
February 22, 2010, File No. 33-79482 and incorporated
herein by reference).